Exhibit 10.1


================================================================================








                              INVACARE CORPORATION




                       -----------------------------------

                              WAIVER AND AMENDMENT
                          Dated as of November 14, 2006



                                       to



                            NOTE PURCHASE AGREEMENTS
                          Dated as of February 27, 1998

                       -----------------------------------





        Re: $80,000,000 6.71% Series A Senior Notes due February 27, 2008
                                       and
          $20,000,000 6.60% Series B Senior Notes due February 27, 2005





================================================================================

                WAIVER AND AMENDMENT TO NOTE PURCHASE AGREEMENTS

     THIS WAIVER AND AMENDMENT dated as of November 14, 2006 (the or this "Waiver"), to the separate and several Note Purchase Agreements dated as of February 27, 1998, is between INVACARE CORPORATION, an Ohio corporation (the "Company"), and each of the institutions which is a signatory to this Waiver and is a Noteholder referred to below.


                                    RECITALS:

     A. The Company has previously entered into separate and several Note Purchase Agreements, each dated as of February 27, 1998, between the Company and each of the institutions identified on Schedule A thereto (together with their successors and assigns, each, a "Noteholder," and, collectively, the "Noteholders"), as amended pursuant to that certain First Amendment dated as of October 1, 2003 and as further amended pursuant to that certain Second Amendment dated as of September 29, 2005 (said Note Purchase Agreements, as heretofore amended, collectively, the "Note Purchase Agreement"), pursuant to which the Company issued and sold its (i) $80,000,000 6.71% Series A Senior Notes due February 27, 2008 (the "Series A Notes") and (ii) $20,000,000 6.60% Series B Senior Notes due February 27, 2005 (the "Series B Notes"). The Series B Notes were paid in full on February 27, 2005. The Noteholders are the holders of the outstanding principal amount of the Series A Notes identified on the signature pages hereto.

     B. The Company has also previously entered into separate and several Note Purchase Agreements, each dated as of October 1, 2003, between the Company and each of the institutions identified on Schedule A thereto (said Note Purchase
Agreements, as heretofore amended, collectively, the "2003 Note Purchase Agreement"), pursuant to which the Company issued its (i) $50,000,000 3.97% Series A Senior Notes due October 1, 2007, (ii) $30,000,000 4.74% Series B Senior Notes due October 1, 2009, and (iii) $20,000,000 5.05% Series C Senior Notes due October 1, 2010 (collectively, the "2003 Notes").

     C. The Company has also previously entered into separate and several Note Purchase Agreements, each dated as of April 27, 2006, between the Company and each of the institutions identified on Schedule A thereto (said Note Purchase Agreements, collectively, the "2006 Note Purchase Agreement"), pursuant to which the Company issued its $150,000,000 6.15% Senior Notes due April 27, 2016 (the "2006 Notes").

     D. The Company has also previously entered into that certain Credit Agreement dated as of January 14, 2005 (the "Bank Credit Agreement"), among the Company, certain Borrowing Subsidiaries (as defined therein), the banks named therein (the "Banks"), JPMorgan Chase Bank, N.A., as agent (the "Agent"), Keybank National Association as Syndication Agent, J.P. Morgan Securities, Inc. and Keybank National Association as Co-Lead Arrangers, pursuant to which the Banks agreed to make term loans and extend a credit facility to the Company and the Borrowing Subsidiaries.

     E. The Company has requested that the Noteholders temporarily waive its non-compliance with Sections 7.1(d) and 11.3 of the Note Purchase Agreement and the Events of Default that have occurred and are continuing under Section 12(c) as a result of such non-compliance.

     F. In furtherance of the foregoing, the Company and the Noteholders now desire to set forth their agreement with respect to (i) the Noteholders' temporary waiver of the Company's non-compliance and resulting Events of Default under the Note Purchase Agreement as described in Recital E above, and (ii) the amendments to the Note Purchase Agreement as set forth in Section 5 hereof, in each case, in the respects, but only in the respects, hereinafter set forth.

     G. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement, as waived hereby, unless herein defined or the context shall otherwise require.

     H. All requirements of law have been fully complied with and all other acts and things necessary to make this Waiver a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Waiver set forth in Section 3 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the undersigned Noteholders do hereby agree as follows:

SECTION 1. TEMPORARY WAIVER.

     The Company has advised the Noteholders that it is not currently and has not been in compliance with Sections 7.1(d) and 11.3 of the Note Purchase Agreement, and as a result of such non-compliance there have occurred and are continuing Events of Default under Section 12(c) of the Note Purchase Agreement (such non-compliance and resulting Events of Default are collectively referred to herein as the "Existing Defaults"). On the Waiver Effective Date (as defined in Section 3 below), the undersigned Noteholders hereby temporarily waive, as of the date hereof and continuing through December 15, 2006, compliance by the Company with, and the Events of Default occurring as a result of the Company's failure to be in compliance with, Sections 7.1(d) and 11.3 of the Note Purchase Agreement, provided, however, this temporary waiver shall only be effective so long as from the date of this Waiver and continuing through December 15, 2006 (the "Waiver Period"), the Company shall be in compliance in all respects with the terms and conditions of Section 5 hereof. The failure of the Company to comply with its agreements in Section 5 of this Waiver shall be deemed an automatic Event of Default under Section 12(c) of the Note Purchase Agreement (as of the date the Existing Defaults originally occurred) and a rescission of the temporary waiver in this Section 1, in each case, without any notice or other action on behalf of the Noteholders. The temporary waiver of the Existing Defaults is limited to the specific instances of failure to comply and the resulting Events of Default which are described above and shall not be deemed a waiver of or consent to any other failure to comply with the terms of Sections 7.1(d) or 11.3 of the Note Purchase Agreement or any other provisions of the Note Purchase Agreement. Such waiver shall not prejudice or constitute a waiver of any right or remedies which the Noteholders may have or be entitled to with respect to any other breach of Sections 7.1(d) or 11.3 or any other provision of the Note Purchase Agreement.

     The waiver contemplated in this Section 1 shall be effective only for the Existing Defaults and only for the Waiver Period, and such waiver shall not entitle the Company to any future waiver in similar or other circumstances and shall automatically cease to be effective upon the expiration of the Waiver Period, without notice or other action of any kind by the Noteholders. The Noteholders reserve their respective rights, in their discretion, to exercise any or all of their rights and remedies under the Note Purchase Agreement and Series A Notes as a result of the Existing Defaults upon the expiration of the Waiver Period. Without limiting the foregoing, upon the expiration of the Waiver Period, an Event of Default will continue to exist under the Note Purchase Agreement and the Noteholders may, without the need for the expiration of grace periods, if any, in connection with the Existing Defaults (but otherwise in accordance with the terms of the Note Purchase Agreement), accelerate the payment in full of the obligations owed to the Noteholders under the Note Purchase Agreement and Series A Notes, and enforce and exercise any or all of the Noteholders' rights under or in respect of the Note Purchase Agreement and Series A Notes and under applicable law.

     For avoidance of doubt, it is hereby acknowledged and agreed to by the Company that the addition of the agreements and covenants in Section 5 hereof and their continuance beyond the Waiver Period are not to be construed as an acquiescence or waiver of the Existing Defaults beyond the Waiver Period but are added for additional protection of the Noteholders, and the Noteholders shall retain all their rights and remedies under or in respect of the Note Purchase Agreement and Series A Notes and under applicable law with respect to the Existing Defaults upon the expiration or termination of the Waiver Period.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Section 2.1. To induce the Noteholders to execute and deliver this Waiver (which representations shall survive the execution and delivery of this Waiver), the Company represents and warrants to the Noteholders that:

               (a) this Waiver has been duly authorized, executed and delivered by it and this Waiver constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

               (b) the Note Purchase Agreement, as modified by this Waiver, constitutes the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

               (c) the execution, delivery and performance by the Company of this Waiver (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

               (d) as of the date hereof and after giving effect to this Waiver,

                         (i) no Default or Event of Default has  occurred  which
                    is continuing under the Note Purchase Agreement,

                         (ii) other  than an event of  default or similar  event
                    that has occurred and is continuing under the Bank Credit Agreement solely as a result of (A) a cross default to the Note Purchase Agreement based on the Company's non-compliance with Sections 7.1(d) and 11.3 of the Note Purchase Agreement, (B) a default under Section 5.2(k) (most favored lenders' provision) of the Bank Credit Agreement as a result of such Section 5.2(k) incorporating by reference
                    Section 11.3 of the Note Purchase Agreement and (C) an event of default under Section 6.1(c) (misrepresentations by the Company that no default or event of default had occurred and was continuing) of the Bank Credit Agreement (in each case, which such events of default or similar events have been or will be waived pursuant to Section 3(c) of this Waiver), no default, event of default or similar event has occurred and is continuing under the Bank Credit Agreement,

                         (iii) other than the events of default or similar events that have occurred and are continuing under the 2003 Note Purchase Agreement and 2006 Note Purchase Agreement, in each case, similar to the Events of Default described in
                    Section 1 of this Waiver (which such events of default or similar events have been or will be waived pursuant to
                    Section 3(d) and (e) of this Waiver), no default, event of default or similar event has occurred and is continuing under each of the 2003 Note Purchase Agreement and 2006 Note Purchase Agreement, and

                         (iv) other than a default, event of default, amortization event, termination event or similar event that has occurred and is continuing under the $100 million accounts receivable securitization facility of the Company (evidencing the Permitted Receivables Securitization Program) (the "Securitization Facility") as a result of a cross default to the Note Purchase Agreement based on the Company's non-compliance with Sections 7.1(d) and 11.3 of the Note Purchase Agreement and a cross default to the Bank Credit Agreement based on similar events of default thereunder (which such event of default, amortization event, termination event or similar event has been or will be waived pursuant to Section 3(f) of this Waiver), no default, event of default, amortization event or similar event has occurred and is continuing under the Securitization Facility; and

               (e) neither the Company nor any of its Affiliates has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in favor of or for the benefit for any creditor of the Company, in connection with the obtaining of any consents or approvals in connection with the transactions contemplated hereby (including, without limitation, under the Bank Credit Agreement, 2003 Note Purchase Agreement and 2006 Note Purchase Agreement), other than (i) with respect to the Series A Notes, the payment of the waiver fee referred to in Section 4(a) below, (ii) with respect to the 2003 Notes, a waiver fee equal to 0.22% of the aggregate outstanding principal amount of the 2003 Notes paid pro rata to the holders thereof, (iii) with respect to the 2006 Notes, a waiver fee equal to 0.22% of the aggregate outstanding principal amount of the 2006 Notes paid pro rata to the holders thereof, and (iv) with respect to the Bank Credit Agreement, (A) a waiver fee equal to 0.10% of the aggregate commitments of the Banks, (B) an increase in the commitment fee from 0.20% to 0.30% per annum calculated on the aggregate commitments of the Banks during the Waiver Period, and (C) an increase in the Applicable Margin for Eurocurrency Rate Loans (each as defined in the Bank Credit Agreement) from 0.875% to 1.20% calculated on the outstanding Eurocurrency Rate Loans during the Waiver Period, in each case paid pro rata to the holders thereof;

                  (f) the amount of Consolidated Debt of the Company and its Subsidiaries (as defined in and as calculated under the Note Purchase Agreement) as of November 14, 2006 is $500,762,617.58; and

                  (g) the amount of all Revolving Credit Advances (as defined in the Bank Credit Agreement) outstanding under the Bank Credit Agreement as of November 14, 2006 is $142,151,307.37, consisting of $115,909,307.37 in Revolving Credit Advances made to Subsidiaries and $26,242,000.00 in Revolving Credit Advances made to the Company; and as of November 14, 2006, there are no Bid-Option Loans (as defined in the Bank Credit Agreement) outstanding.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS WAIVER.

     This Waiver shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied (the "Waiver Effective Date"):

          (a) executed counterparts of this Waiver, duly executed by the Company and the Required Holders, shall have been delivered to the Noteholders;

          (b) the  representations  and  warranties  of the Company set forth in
     Section 2 hereof are true and correct on and with respect to the date hereof and (except to the extent that any of such representations and warranties expressly relate by their terms to a prior date) the Waiver Effective Date;

          (c) the Company shall have furnished to the Noteholders and their special counsel an executed copy of an amendment, modification, waiver or consent necessary to waive any default or event of default occurring under the Bank Credit Agreement resulting from (i) any cross default to the Note Purchase Agreement based on the Company's non-compliance with Sections 7.1(d) and 11.3 of the Note Purchase Agreement, (ii) the Company's non-compliance with Section 5.2(k) (most favored lenders' provision) of the Bank Credit Agreement as a result of such Section 5.2(k) incorporating by reference Section 11.3 of the Note Purchase Agreement and (iii) an event of default under Section 6.1(c) (misrepresentations by the Company that no default or event of default had occurred and was continuing) of the Bank Credit Agreement, and any such amendment, modification, waiver or consent shall be reasonably satisfactory in form and substance to the Noteholders and their special counsel (including, without limitation, with respect to any waiver thereunder not expiring before the end of the Waiver Period hereunder); the "Aggregate Revolving Credit Commitment" (as defined in the Bank Credit Agreement) shall not be less than $500,000,000 and the Company shall be permitted to draw thereon; and the "Termination Date" shall not be on a date prior to January 14, 2010;

          (d) the Company shall have furnished to the Noteholders and their special counsel an executed copy of a waiver necessary to waive the defaults or events of default occurring under the 2003 Note Purchase Agreement which are similar to the Events of Default described in Section 1 of this Waiver, and such waiver shall be reasonably satisfactory in form and substance to the Noteholders and their special counsel (including, without limitation, with respect to any waiver thereunder not expiring before the end of the Waiver Period hereunder);

          (e) the Company shall have furnished to the Noteholders and their special counsel an executed copy of a waiver necessary to waive the defaults or events of default occurring under the 2006 Note Purchase Agreement which are similar to the Events of Default described in Section 1 of this Waiver, and such waiver shall be reasonably satisfactory in form and substance to the Noteholders and their special counsel (including, without limitation, with respect to any waiver thereunder not expiring before the end of the Waiver Period hereunder);

          (f) the Company shall have furnished to the Noteholders and their special counsel an executed copy of an amendment, modification, waiver or consent necessary to waive any default, event of default, termination event or amortization event occurring under the Securitization Facility resulting from any cross default to the Note Purchase Agreement based on the Company's non-compliance with Sections 7.1(d) and 11.3 thereof and a cross default to the Bank Credit Agreement based on similar events of default thereunder, and any such amendment, modification, waiver or consent shall be reasonably satisfactory in form and substance to the Noteholders and their special counsel (including, without limitation, with respect to any waiver thereunder not expiring before the end of the Waiver Period hereunder); and

          (g) a statement of the Company's and its Subsidiaries' cash balances as of the close of business on Friday, November 10, 2006, certified as true and correct by a Senior Financial Officer.

SECTION 4. CONDITIONS SUBSEQUENT.

     (a) This Waiver shall be subject to the condition subsequent that each holder of Series A Notes shall have received on or before November 15, 2006, a waiver fee, whether or not such holder has signed this Waiver, in an amount equal to 0.22% of the aggregate outstanding principal amount of the Series A Notes held by such holder of Series A Notes. Such fee shall be deemed earned when paid and shall not be subject to recovery or repayment in the event this Waiver is terminated or rescinded for any reason.

     (b) This Waiver shall be further subject to the condition subsequent that the Noteholders shall have received, within 10 Business Days from the date hereof, a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Waiver, certified by its Secretary or an Assistant Secretary, together with documentation evidencing all other proceedings taken in connection with the transactions contemplated by this Waiver, and all documents necessary to the consummation thereof, in each case, which shall be reasonably satisfactory in form and substance to the Noteholders and Chapman and Cutler LLP, their special counsel.

     (c) This Waiver shall be further subject to the condition subsequent that the Company shall pay the reasonable fees and disbursements of the Noteholders' special counsel, Chapman and Cutler LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Waiver and the transactions contemplated hereby within one (1) Business Day from the date that such fees and disbursements are invoiced to the Company. Further, upon receipt of any supplemental statement after the initial invoice, the Company will pay such additional fees and disbursements of the Noteholders' special counsel which were not reflected in their accounting records as of the time of the delivery of the initial statement of fees and disbursements. The payment of the fees and disbursements pursuant to this Section 4(c) does not preclude the Noteholders' rights to indemnification and reimbursement for other costs and expenses as provided in Section 16 of the Note Purchase Agreement.

SECTION 5. COVENANTS.

     In addition to and without limiting the Company's obligations under the Note Purchase Agreement (and notwithstanding anything to the contrary in the Note Purchase Agreement), the Company covenants and agrees that at all times from the date hereof and continuing through April 15, 2007:

     (a) the Company will not at any time permit Consolidated Debt to exceed $520,762,617.58;

     (b) the Company will not, and will not permit any of its Subsidiaries to, at any time, directly or indirectly create, incur, assume, guarantee, or otherwise become liable in respect of, (i) in the case of the Company, any Debt secured by Liens on any of its properties or assets (including, without limitation, any document or instrument in respect of goods or accounts receivable), and (ii) in the case of Subsidiaries, any Debt (whether secured or unsecured) or indebtedness in respect of the Permitted Receivables Securitization Program, except, in each case, (A) any Debt (secured or unsecured) outstanding on the date hereof, (B) Liens incurred on receivables, related assets and collections of the Company or a Subsidiary in connection with such assets being transferred to a Special Purpose Subsidiary pursuant to a Permitted Receivables Securitization Program as permitted in accordance with
Section 5(f) of this Waiver and (C) indebtedness of one or more Special Purpose Subsidiaries incurred in connection with a Permitted Receivables Securitization Program not exceeding $75,401,750 (not including obligations in respect of fees, expenses, indemnities and other reimbursement obligations permitted under such Permitted Receivables Securitization Program) in the aggregate at any time, and Liens on the assets of such Special Purpose Subsidiaries securing such Permitted Receivables Securitization Program;

     (c) the Company will not, and will not permit any Subsidiary to, at any time, make any Restricted Payment (as defined below), except (i) Restricted Payments from Subsidiaries to the Company, (ii) regularly scheduled quarterly dividends to the Company's shareholders not to exceed $0.0125 per share, (iii) payments of Revolving Credit Advances (as defined in the Bank Credit Agreement) under the Bank Credit Agreement made in the ordinary course of borrowing, repaying and reborrowing, provided the balance of the Revolving Credit Advances under the Bank Credit Agreement does not at any time fall below $157,893,617.58, provided, however, the Company may reduce the balance of and pay back Revolving Credit Advances below $157,893,617.58 if any payment of Revolving Credit Advances below such balance is paid on a pro rata basis among the Series A Notes (subject to Section 8.2 of the Note Purchase Agreement), 2003 Notes, 2006 Notes and Bank Credit Agreement, (iv) payments of principal and interest by a Special Purpose Subsidiary in respect of indebtedness incurred under a Permitted Receivables Securitization Program (which, for avoidance of doubt, includes periodic repayments of capital or periodic reinvestments of purchaser interests under such Permitted Receivables Securitization Program), provided that at the time of such payment and after giving effect thereto, the Company and its Subsidiaries are in compliance with the terms of Section 5(b) of this Waiver and
(v) payment by the Company of its checking overdraft with National City Bank provided such payment is made with Revolving Credit Advances under the Bank Credit Agreement;

     (d) the Company will not, and will not permit any Subsidiary to, at any time, make any Investment (as defined below), except (i) Investments outstanding on the date hereof, (ii) loans to one specific customer of the Company for short term liquidity not to exceed an aggregate outstanding principal amount at any time of $2,000,000, (iii) Investments in cash and cash equivalents (as determined in accordance with GAAP) and (iv) inter-company loans for inter-company financing purposes in the ordinary course of business and consistent with past practice, provided that with respect to any loans made from a Subsidiary to the Company, such loans are unsecured and subordinated to the Series A Notes on terms and conditions satisfactory to the Required Holders and their counsel, and provided further, in each case under this subclause (iv), so long as immediately before and after giving effect to any such loans, no Default or Event of Default would exist;

     (e) the Company will ensure at all times (i) that the "Aggregate Revolving Credit Commitment" (as defined in the Bank Credit Agreement) will not be less than $500,000,000 and that the Company shall be permitted to draw thereon and
(ii) that the "Termination Date" shall not be on a date prior to January 14, 2010;

     (f) the Company will not, and will not permit any Subsidiary to, at any time, make any Transfer, other than (i) inventory sold in the ordinary course of business on customary terms, (ii) the sale by a Subsidiary of a building located in Switzerland with approximate net sale proceeds of $3,000,000 (which such proceeds will be used in the ordinary course of business of such Subsidiary and in compliance with the Note Purchase Agreement, as modified by this Waiver),
(iii) Transfers of receivables, related assets and collections owned by the Company or a Subsidiary being transferred to a Special Purpose Subsidiary for fair market value pursuant to a Permitted Receivables Securitization Program provided that at the time of such Transfer and after giving effect thereto, the Company and its Subsidiaries are in compliance with the terms of Section 5(b) of this Waiver and (iv) Transfers related to Investments permitted pursuant to
Section 5(d)(iv) of this Waiver;

     (g) on the Monday of each week (or the next Business Day if Monday is a holiday), the Company will furnish to each Noteholder, a certified statement of the Company's and its Subsidiaries' cash balances and the Revolving Credit Advances under the Bank Credit Agreement, in each case, as of the close of business on the Friday of the immediately preceding week (or the first Business Day immediately preceding Friday if Friday is a holiday);

     (h) if at any time the Company or any Subsidiary shall enter into any agreement relating to or amending any terms or conditions applicable to any agreement relating to any of its Debt in excess of $30,000,000 which includes covenants or defaults not substantially provided for in the Note Purchase Agreement, as modified by this Waiver, or more favorable to the lender or lenders thereunder than those provided for in the Note Purchase Agreement, as modified by this Waiver, then the Company shall promptly so advise the
Noteholders, and thereupon, if the Required Holders shall so request, upon notice to the Company, the Company shall enter into an amendment to the Note Purchase Agreement providing for substantially the same covenants, defaults and other terms and conditions as those provided for in such agreement to the extent required and as may be selected by the Required Holders; and in addition to the forgoing, any covenants or defaults or similar provisions (which include, without limitation, any provisions requiring mandatory prepayments or defeasance, subject, however, in each case to Section 8.2 of the Note Purchase Agreement) in the Bank Credit Agreement or any agreements or instruments executed in connection therewith not substantially provided for in the Note Purchase Agreement, as modified by this Waiver, or more favorable to the Banks than those provided for in the Note Purchase Agreement, as modified by this Waiver, are hereby incorporated into the Note Purchase Agreement to the same extent as if set forth herein, and no subsequent amendment, waiver termination or modification thereof shall affect any such covenants, terms, conditions or defaults as incorporated herein;

     (i) the Company will not, and will not permit any Subsidiary to, (i) enter into any agreement restricting the ability of the Company and its Subsidiaries to amend or modify the Note Purchase Agreement or Series A Notes or any document or instrument executed in connection therewith, except as set forth in the waiver/amendment to the Bank Credit Agreement referred to in Section 3(c) hereof, (ii) enter into any agreement or arrangement requiring any defeasance of the Bank Credit Agreement, (iii) amend, supplement or otherwise modify the Bank Credit Agreement or any agreements or instruments executed in connection therewith other than pursuant to the waiver/amendment to the Bank Credit
Agreement referred to in Section 3(c) hereof or (iv) pay or agree to pay any fee, interest or other compensation or consideration to the Agent or Banks under the Bank Credit Agreement other than as required by the Bank Credit Agreement in effect on the Waiver Effective Date, as modified by the waiver/amendment to the Bank Credit Agreement referred to in Section 3(c); and

     (j) it shall be an Event of Default under Section 12(f) of the Note Purchase Agreement if the Company or any Subsidiary is in default in the performance of or compliance with any other term of any evidence of any Debt (other than any term under the Note Purchase Agreement and the Series A Notes), that individually or together with such other Debt as to which any such failure exists has an aggregate outstanding principal amount of at least $5,000,000 (or its equivalent in other applicable currencies), or of compliance of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment.

        For purposes of this Section 5,

     "Investment" means (i) any investment, made in cash or by delivery of property, by either of the Company or any of its Subsidiaries in any Person (other than an existing Subsidiary), whether by acquisition of stock, debt or other obligation or security, or by loan, guaranty, advance, extension of credit (other than accounts receivable arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries), capital contribution or otherwise or (ii) any transaction, or any series of related transactions, by which the Company or any of its Subsidiaries acquires any ongoing business or all or substantially all of the assets of, any firm, corporation or division thereof, whether through purchase of assets, purchase of stock, merger, amalgamation or otherwise; and

     "Restricted Payment" means, with respect to the Company and any Subsidiary,
(i) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Company or such Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other equity interest of the Company or such Subsidiary and
(ii) any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of any Debt (other than a pro rata payment or distribution among the Series A Notes (subject to Section 8.2 of the Note Purchase Agreement), 2003 Notes, 2006 Notes and Bank Credit Agreement) or indebtedness in respect of the Permitted Receivables Securitization Program, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance or termination of any Debt (other than a pro rata payment or distribution among the Series A Notes (subject to Section 8.2 of the Note Purchase Agreement), 2003 Notes, 2006 Notes and Bank Credit Agreement) or indebtedness in respect of the Permitted Receivables Securitization Program.

     In addition to the foregoing, the Company shall use its best efforts to begin the process of obtaining, and shall continue to diligently pursue, a written rating on its long term senior unsecured debt from any nationally recognized statistical rating organization.

     Further, the Company agrees that at a mutually agreeable time and location in New York, New York, on Thursday, November 30, 2006 (or, if such date becomes reasonably impracticable, such other date on or prior to December 8, 2006, as reasonably agreed to between the Company and the Noteholders), the Chief Financial Officer and Treasurer of the Company will meet with Noteholders who choose to attend such meeting, at which meeting shall be reviewed the business, operations, properties, prospects and financial and other condition of the Company and its Subsidiaries and the measures being taken by the Company with respect to a recapitalization of the Company and its Subsidiaries.

     The Company hereby acknowledges and agrees that its failure to comply with the covenants and agreements under this Section 5 shall constitute an immediate Event of Default under Section 12(c) of the Note Purchase Agreement.

SECTION 6. MISCELLANEOUS.

     Section 6.1. In order to induce the Noteholders to enter into this Waiver, the Company acknowledges and agrees that: (a) neither the Company nor any of its Subsidiaries has any claim or cause of action against any of the Noteholders or any of their respective directors, trustees, officers, employees or agents (collectively, the "Released Parties") relating to or arising out of the Note Purchase Agreement or Series A Notes or any of the transactions related thereto;
(b) neither the Company nor any of its Subsidiaries has any offset right, right of recoupment, counterclaim or defense of any kind against any of their respective obligations, indebtedness or liabilities to any of the Released Parties; and (c) each of the Released Parties has heretofore properly performed and satisfied in a timely manner all of its obligations to the Company and its
Subsidiaries   under  the  Note   Purchase   Agreement.   Notwithstanding   this
representation and as further consideration for the agreements and understandings herein, the Company, on behalf of itself and its employees, agents, executors, heirs, successors and assigns (the "Releasing Parties"), hereby releases the Noteholders, its respective predecessors, officers, directors, trustees, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to the Note Purchase Agreement or Series A Notes or any of the transactions relating thereto. No Released Party shall be liable with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages relating to the Note Purchase Agreement and Series A Notes or arising out of its activities in connection herewith or therewith (whether before, on or after the date hereof).

     Section 6.2. This Waiver shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Waiver, all terms, conditions and covenants contained in the Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect.

     Section 6.3. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Waiver may refer to the Note Purchase Agreement without making specific reference to this Waiver but nevertheless all such references shall include this Waiver unless the context otherwise requires.

     Section 6.4. The descriptive headings of the various Sections or parts of this Waiver are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     Section 6.5. This Waiver shall be governed by and construed in accordance with the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of laws of a jurisdiction other than such State.

     Section 6.6. The provisions of Section 5 and Section 6.1 of this Waiver shall survive and continue in effect following any termination, rescission or expiration of this Waiver.

     Section 6.7. This Waiver may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Waiver by facsimile shall be effective as delivery of a manually executed counterpart of this Waiver.



                              INVACARE CORPORATION


                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Chief Financial Officer

The foregoing is hereby agreed to as of the date thereof:


                              AMERICAN UNITED LIFE INSURANCE COMPANY



                              By /s/ Kent R. Adams
                              Its V.P. Fixed Income Securities

                              $8,000,000 Series A

The foregoing is hereby agreed to as of the date thereof:


                               J. ROMEO & CO. (as nominee for MONY
                               Life Insurance Company)



                               By /s/ J Romeo & Co
                                  /s/ Peter Coccia
                               Its Partner

                               $9,000,000 Series A


                               J. ROMEO & CO. (as nominee for MONY
                               Life Insurance Company)



                               By /s/ J Romeo & Co
                                  /s/ Peter Coccia
                               Its Partner

                              $10,000,000 Series A

The foregoing is hereby agreed to as of the date thereof:

                              HARE & CO. (as nominee for MONY Life Insurance
                                          Company)



                              By________________________________
                              Its

                              $1,000,000 Series A

The foregoing is hereby agreed to as of the date thereof:

                              THE BALTIMORE LIFE INSURANCE COMPANY



                              By AllianceBernstein LP
                                 its Investment Advisor

                              By /s/ Matthew Minnetian
                              Name Matthew Minnetian
                              Title: Senior Vice President

                              $2,000,000 Series A

The foregoing is hereby agreed to as of the date thereof:

                              THE OHIO CASUALTY INSURANCE COMPANY



                              By /s/ Debra K. Crane
                              Its Senior Vice President, General Counsel &
                                  Secretary

                              $10,000,000 Series A

The foregoing is hereby agreed to as of the date thereof:


                              NATIONWIDE LIFE INSURANCE COMPANY



                              By /s/ Joseph P. Young
                                     Joseph P. Young
                              Its Authorized Signatory


                              $10,000,000 Series A

The foregoing is hereby agreed to as of the date thereof:


                              PRINCIPAL LIFE INSURANCE COMPANY

                              By: Principal Global Investors, LLC, a
                                  Delaware limited liability company,
                                  its authorized signatory

                              By: /s/ Debra Svoboda
                              Name: Debra Svoboda
                              Title: EPP Counsel

                              By: /s/ Colin Pennycooke
                              Name: Colin Pennycooke
                              Title: Counsel


                              $20,000,000 Series A

The foregoing is hereby agreed to as of the date thereof:

                           TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA


                             By: /s/ Sharon Manewitz
                             Name: Sharon Manewitz
                             Title: Managing Director, Special Situations

                             $5,000,000 Series A



                             TIAA-CREF LIFE INSURANCE COMPANY

                             By: Teachers Insurance and Annuity Association of America, as Investment Manager

                             By: /s/ Sharon Manewitz
                             Name: Sharon Manewitz
                             Title: Managing Director, Special Situations

                             $5,000,000 Series A